UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2007
Artes Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0870808

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     Artes Medical, Inc. entered into a settlement agreement with Melvin Ehrlich, who served as its President and Chief Operating Officer from January 15, 2004 through April 5, 2004. In November 2006, the Company filed a demand for arbitration with the American Arbitration Association against Mr. Ehrlich seeking declaratory relief regarding the number of shares of common stock Mr. Ehrlich was entitled to purchase under a warrant the Company issued to him in connection with his employment agreement.
     The terms of the settlement agreement, which became effective on April 6, 2006, require that the Company pay $250,000 in cash and issue 26,710 shares of common stock and a warrant to purchase 25,000 shares of common stock, at an exercise price of $8.07 per share. The settlement agreement contains a mutual release of claims and a mutual covenant not to sue. The shares of common stock, the warrant and the shares of common stock issuable upon exercise of the warrant are subject to lock-up restrictions that do not expire until June 17, 2007.
     As announced in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Company made an accrual in the fourth quarter of such fiscal year based on the terms of the then proposed settlement agreement.
* * *

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: April 10, 2007

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary